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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 26, 2002

TEXEN OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33193	88-0435904
(Commission File No.)	(IRS Employer ID)

10605 Grant Road
Suite 207
Houston, Texas 77070
(Address of principal executive offices and Zip Code)

(877) 912-7063
(Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

On July 11, 2002, the Company issued 15,376,103 restricted shares of common stock to Texas Brookshire Partners,Inc in exchange for 777.50 shares of common stock of Texas Brookshire Partners, Inc., a Texas corporation. This transaction is evidence by a Share Exchange Agreement dated as of June 24, 2002 which is an exhibit to this report. The 777.50 shares of Texas Brookshire Partners, Inc. constituted 100% of the total outstanding shares of Texas Brookshire Partners, Inc. The issuance of the 15,376,103 shares of the Company's common stock constituted 33.8 % of the total outstanding shares of the Company after the transaction was completed. After the foregoing transaction, there were 45,448,879 shares of the Company's common stock outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Harry P. Gamble IV 7700 San Felipe Suite 500 Houston, Texas 77063	46.68%

Sanka, LTD 7700 San Felipe Suite 500 Houston, Texas 77063	7.56%

ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

Pursuant to the Share Exchange Agreement referred to in Item 1, the Company acquired 100% of the total outstanding shares of Texas Brookshire Partners, Inc., a Texas corporation, in a share exchange. 777.50 shares of Texas Brookshire Partners, Inc. were exchanged for 15,376,103 shares of the Company. Texas Brookshire Partners had a total of 33 shareholders. After the transaction was completed, the shareholders of Texas Brookshire Partners owned 15,376,103 shares or 33.8 % of the Company's total outstanding shares of common stock. The principle followed in determining the amount of consideration was a negotiated transaction between TexEn Oil & Gas, Inc. and Texas Brookshire Partners, Inc. Harry P. Gamble, IV, an officer of Texas Brookshire Partners, Inc. is also an affiliate of the Company. SANKA, LTD. received 3,437,744 shares of the Company's common stock in exchange for 175 shares of Texas Brookshire Partners, Inc.

Texas Brookshire Partners, Inc. is engaged in the business of purchasing, developing and operating oil and gas leases in the Brookshire Field of Waller County, Texas and owns 77.75% working interest ownership in and to approximately 1,440 gross leasehold acres and 550 acres leasehold acres located int eh Brookshire Dome Field of Waller County, Texas. The current working interest ownership position owns various interests in 26 wells which have been drilled to date and one water injection well. Current production form these properties over the last 10 months has averaged approximately 150 barrels of oil per day and 50mcf per day with revenues averaging approximately $80,000.00 per month.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired

The financial statements required by Item 7 of this report are unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Pro forma financial information

The pro forma financial information required by Item 7 of this report is unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Exhibits
10.1.	Share Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 26, 2002.

TEXEN OIL & GAS, INC.
BY: /s/ Robert M. Baker
Robert M. Baker, President and Chief Executive Officer
BY: /s/ Paul Lemmon
Paul Lemmon, Chief Financial Officer